Exhibit 99.1

News for Immediate Release

Contact: Alan Breitman
Chief Financial Officer
The First Marblehead Corporation
One Cabot Road, Suite 200
Medford, MA 02155
617.638.2065

First Marblehead Announces Fourth Quarter and Full Year Financial Results

Medford, MA, September 9, 2015 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter and full fiscal year ended June 30, 2015.

For the fiscal year ended June 30, 2015, the Company recorded a net loss from continuing operations of $43.1 million, or $(3.75) per basic common share, compared to a net loss from continuing operations of $40.1 million, or $(3.55) per basic common share, for the fiscal year ended June 30, 2014. Revenues for the fiscal year ended June 30, 2015 increased $2.0 million, or 4.6%, to $46.2 million as compared to the prior fiscal year.  The increase in revenues included an increase of $1.4 million in revenues from the Company’s subsidiary Tuition Management Systems LLC, an increase of $762 thousand of Monogram®-based fee revenues and an increase of $714 thousand in fee income from the Company’s subsidiary Cology LLC, partially offset by a $349 thousand decline in non-recurring portfolio management services and a $471 thousand decline in fair value changes to service revenue receivables. The increase in revenues, coupled with a $4.6 million increase in expenses from continuing operations, due to a onetime $5.0 million legal settlement, over the prior fiscal year contributed to a $5.0 million increase in net operating cash usage*, a non-GAAP financial measure, for the fiscal year ended June 30, 2015.

The net loss from continuing operations for the fourth quarter of fiscal 2015 was $11.8 million, or $(1.03) per basic common share, compared to a net loss from continuing operations of $12.5 million or $(1.10) per basic common share, for the same period a year ago, primarily driven by a 3% increase in revenues and a 4% decrease in expenses.

 “We are pleased with our accomplishments in fiscal 2015.  It was a year where we resolved issues that we believe had a negative impact on our operations, including the resolution of the IRS’s audit of our tax returns for fiscal 2007 through fiscal 2010, the dissolution of Union Federal Savings Bank, the culmination of the NC Residuals Owners Trust litigation, and the dismissal of the Federal class action lawsuits,” said Daniel Meyers, Chairman and Chief Executive Officer. ”We believe that the distractions affecting our business have been put behind us, and we can focus in fiscal 2016 on our goal of growing revenues and reducing operating expenses,” added Mr. Meyers.

For the fiscal year ended June 30, 2015, total facilitated private education loan volumes, excluded those facilitated by our former subsidiary Union Federal Savings Bank (“Union Federal”), were $819.1 million, which consisted of $117.7 million of Monogram-based loans and $701.4 million of loans facilitated by Cology LLC, which represented increases over the prior fiscal year of 32% and 21%, respectively. Loan disbursements, excluding those disbursed by

Union Federal, for the fiscal year ended June 30, 2015 totaled $784.3 million, consisting of $115.4 million of Monogram-based loans and $668.9 million in loans disbursed by Cology LLC, which represented increases of 27% and 22%, respectively, as compared to fiscal 2014.

The increase in Monogram®-based loan volume in fiscal 2015, as compared to fiscal 2014, was primarily the result of the Union Federal® Private Student Loan Program funded by SunTrust Bank, which was launched on June 13, 2014. In addition, marketing programs employed during peak season of fiscal 2015 contributed to the increased loan volume.

The increase in Cology LLC loan volume in fiscal 2015 was primarily the result of growth at existing clients, including new loan programs.

Company Liquidity

As of June 30, 2015, the Company had cash and cash equivalents and short-term investments from continuing operations of $63.0 million compared to $74.0 million at June 30, 2014. The decrease of $11.0 million was primarily the result of $31.9 million of cash used to fund continuing operations offset by $21.7 million received in connection with the dissolution of Union Federal.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Wednesday, September 9, 2015 at 5:00 p.m. Eastern Time to discuss its operating results and provide an update on the Company’s business. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 5231228.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10071424. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. First Marblehead offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future revenue, expenses and other financial and operating results and liquidity, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of September 9, 2015. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, or the timing of events, to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of our control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; our ability to further reduce our operating expenses without adversely affecting our business; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2015. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variances between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; the receptivity of capital markets to securities backed by private education loans; interest rate trends; and the resolution of litigation pending before the Massachusetts Appellate Tax Board in the cases pertaining to our Massachusetts state income tax returns for the taxable years ended June 30, 2008 and 2009. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended June 30, 2015 and 2014
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,
	2015	2014	2015	2014
Revenues:
Tuition payment processing fees	$5,026	$4,717	$29,593	$28,186
Administrative and other fees	2,662	2,739	14,722	13,640
Fair value changes to service revenue receivables	46	82	1,859	2,330
Total revenues	7,734	7,538	46,174	44,156
Expenses:
Compensation and benefits	8,340	8,626	36,217	36,251
General and administrative	10,908	11,455	52,279	47,629
Total expenses	19,248	20,081	88,496	83,880
Other income	(24)	282	387	784
Loss from continuing operations, before income taxes	(11,538)	(12,261)	(41,935)	(38,940)
Income tax expense from continuing operations	267	258	1,145	1,125
Net loss from continuing operations	(11,805)	(12,519)	(43,080)	(40,065)
Discontinued operations, net of taxes	(1,231)	(733)	(4,698)	2,498
Net loss	$(13,036)	$(13,252)	$(47,778)	$(37,567)
Net loss per basic and diluted common share:
From continuing operations	$(1.03)	$(1.10)	$(3.75)	$(3.55)
From discontinued operations	(0.10)	(0.07)	(0.41)	0.22
Total basic and diluted net loss per common share	$(1.13)	$(1.17)	$(4.16)	$(3.33)
Basic and diluted weighted-average common shares outstanding	11,532	11,296	11,493	11,270

The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2015 and 2014
(unaudited)
(dollars and shares in thousands, except per share amounts)

	2015	2014
Assets
Cash and cash equivalents	$47,004	$33,955
Short-term investments, at cost	16,002	40,057
Restricted cash	96,964	94,436
Deposits for participation interest accounts, at fair value	17,876	15,834
Service revenue receivables, at fair value	12,151	13,979
Goodwill	20,066	20,066
Intangible assets, net	19,457	21,769
Property and equipment, net	5,259	5,819
Other assets	6,027	8,163
Assets from continuing operations	240,806	254,078
Assets from discontinued operations	—	188,806
Total assets	$240,806	$442,884
Liabilities and Stockholders’ Equity
Liabilities:
Restricted funds due to clients	$96,854	$94,272
Accounts payable, accrued expenses and other liabilities	12,392	11,050
Income taxes payable	27,233	26,582
Net deferred income tax liability	2,127	1,655
Liabilities from continuing operations	138,606	133,559
Liabilities from discontinued operations	—	162,827
Total liabilities	138,606	296,386
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,606 and 12,260 shares issued; 11,534 and 11,300 shares outstanding	126	122
Additional paid-in capital	466,640	462,328
Accumulated deficit	(176,169)	(128,391)
Treasury stock, 1,072 and 960 shares held, at cost	(188,397)	(187,860)
Accumulated other comprehensive income	—	299
Total stockholders’ equity	102,200	146,498
Total liabilities and stockholders’ equity	$240,806	$442,884

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Twelve Months Ended June 30, 2015 and 2014
(unaudited)
(dollars in thousands)

The following tables present our private education loan facilitation metrics with respect to our Monogram-based loan programs, excluding Union Federal, for the three and twelve months ended June 30, 2015 and 2014, as well as the private education loans processed by Cology LLC for these periods.

	Three months ended June 30,
	2015			2014
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$10,579	$141,318	$151,897	$8,705	$82,355	$91,060
Disbursed Loans	5,810	87,792	93,602	5,523	38,408	43,931

	Twelve months ended June 30,
	2015			2014
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$117,667	$701,419	$819,086	$89,268	$579,755	$699,023
Disbursed Loans	115,397	668,931	784,328	90,659	548,750	639,409

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three and twelve months ended June 30, 2015 and 2014 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three and Twelve Months Ended June 30, 2015 and 2014
(unaudited)
(dollars in thousands)

	Three months ended June 30,		Twelve months ended June 30,
	2015	2014	2015	2014
	(dollars in thousands)
Loss from continuing operations, before income taxes	$(11,538)	$(12,261)	$(41,935)	$(38,940)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(46)	(82)	(1,859)	(2,330)
Distributions from service revenue receivables	932	309	3,687	3,168
Depreciation and amortization	1,383	1,294	5,286	5,288
Stock-based compensation	848	712	4,313	4,400
Change in TMS deferred revenue	1,746	2,003	26	(293)
Additions to property and equipment	(651)	(604)	(2,410)	(2,506)
Other, net of cash flows from Union Federal	(318)	583	(488)	2,817
Non-GAAP net operating cash usage	$(7,644)	$(8,046)	$(33,380)	$(28,396)